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                                                                     EXHIBIT 4.9





                             DISBURSEMENT AGREEMENT

                                     among

                      TRANSAMERICAN REFINING CORPORATION,

                       TRANSAMERICAN ENERGY CORPORATION,

                        FIRSTAR BANK OF MINNESOTA, N.A.,

               as securities intermediary and disbursement agent,

                        FIRSTAR BANK OF MINNESOTA, N.A.,

                                  as trustee,

                                      and

                             BAKER & O'BRIEN, INC.,

                           as Construction Supervisor





                                 June 13, 1997
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                             DISBURSEMENT AGREEMENT

                 This Disbursement Agreement dated as of June 13, 1997 (this "Agreement") is entered into by and among TransAmerican Refining Corporation, a Texas corporation ("TARC"), TransAmerican Energy Corporation, a Delaware corporation ("TEC"), Firstar Bank of Minnesota, N.A., as securities intermediary (as defined in the Revised UCC) and disbursement agent (the "Disbursement Agent"), Firstar Bank of Minnesota, N.A., as trustee, and Baker & O'Brien, Inc., as Construction Supervisor (the "Construction Supervisor").

                 WHEREAS, TEC and the Trustee have entered into an Indenture dated as of June 13, 1997 (the "Indenture"), pursuant to which TEC will issue $475,000,000 aggregate principal amount of Senior Secured Notes due 2002 and $1,130,000,000 aggregate principal amount of Senior Secured Discount Notes due 2002 (collectively, the "Notes");

                 WHEREAS, TEC and TARC have entered into a loan agreement dated as of the date hereof (the "TARC Loan Agreement"), pursuant to which TEC will lend to TARC an aggregate of $675,648,920 out of the proceeds of the issuance of the Notes and TARC will execute a promissory note in such amount in favor of TEC (the "TARC Intercompany Note" and together with the TARC Loan Agreement, the "TARC Intercompany Loan Documents");

                 WHEREAS, as security for the prompt and complete payment and performance in full of TARC's obligations under the TARC Intercompany Loan Documents, TARC has granted to TEC a security interest in, among other things, the TARC Accounts (as defined below);

                 WHEREAS, as security for the prompt and complete payment and performance in full of TEC's obligations under the Indenture and the Notes, TEC has granted to the Trustee a security interest in, among other things, the TARC Intercompany Loan Documents and the TEC Accounts (as defined below); and

                 WHEREAS, the Disbursement Agent has agreed to take such action with respect to the Accounts as is specified herein.

                 NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1 Certain Defined Terms. Capitalized terms used but not defined herein and in any schedules and exhibits hereto shall have the meanings set forth in the TARC Loan Agreement.

         As used in this Agreement, the following terms shall have the following meanings:

         "Accounts" means the TARC Disbursement Account, the TEC Disbursement Account, the Contingency Reserve Account, the Feedstock Reserve Account, the Operating Reserve Account and the Interest Accumulation Account.

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         "Agreement" has the meaning given to such term in the introductory paragraph hereof.

         "Alternate" has the meaning given to such term in Section 3.4(a).

         "Budget" means the total budget for the Project attached hereto as Exhibit A.

         "Budgeted Line Item" means a separate line item included within the Budget relating to a unit or component of the Project and specifying an amount allocated for achieving Mechanical Completion of such unit or component in accordance with the Plans.

         "Coking Unit Completion Notice" has the meaning given to such term in
Section 5.4(a).

         "Collateral Investments" has the meaning given to such term in Section 4.7(a).

         "Construction Supervisor" has the meaning given to such term in the introductory paragraph hereof.

         "Construction Supervisor Certificate" has the meaning given to such term in Section 5.2(c).

         "Contingency Reserve Account" has the meaning given to such term in
Section 4.1(b).

         "Date of Disbursement" means the date designated as such in each Disbursement Certificate or TEC Certificate, as the case may be.

         "Disbursement Agent" has the meaning given to such term in the introductory paragraph hereof.

         "Disbursement Certificate" has the meaning given to such term in
Section 5.2(a).

         "Feedstock Disbursements" has the meaning given to such term in
Section 5.3(b).

         "Feedstock Reserve Account" has the meaning given to such term in
Section 4.1(c).

         "Final Disbursement Date" has the meaning given to such term in
Section 5.4(d).

         "Indenture" has the meaning given to such term in the recitals hereof.

         "Initial Disbursement" has the meaning given to such term in Section 5.3(c).

         "Interest Accumulation Account" has the meaning given to such term in
Section 4.2(b).

         "Mechanical Completion" means with respect to the Project, Phase I, Phase II or any specified unit or component thereof, sufficient completion of the construction of the Project, Phase I, Phase II or such specified unit or component, as the case may be, in accordance with the Plans, so that the Project, Phase I, Phase II or such unit or component, as the case may be, can be utilized for its intended purpose.

         "Minimum Contingency Reserve Amount" means initially $75,000,000, subject to reduction as set forth below in this definition. Upon delivery of a Coking Unit Completion Notice by the Construction Supervisor to the Disbursement Agent and TEC in accordance with the provisions of Section 5.4(a), the Minimum Contingency Reserve Amount shall be reduced to zero.





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         "New York UCC" means the Uniform Commercial Code as in effect in the
State of New York.

         "Notes" has the meaning given to such term in the recitals hereof.

         "Offering Circular" means TEC's Offering Circular dated June 5, 1997 relating to the offering of the Notes.

         "Operating Disbursement" has the meaning given to such term in Section 5.3(e).

         "Operating Reserve Account" has the meaning given to such term in
Section 4.1(d).

         "Phase I Budgeted Amount" means the aggregate amount of expenditures allocated for Phase I in the Budget.

         "Phase I Completion Estimate" has the meaning given to such term in
Section 3.2(b).

         "Phase I Completion Notice" has the meaning given to such term in
Section 5.4(b).

         "Phase II Completion Estimate" has the meaning given to such term in
Section 3.2(b).

         "Plans" means the plans and specifications relating to the proposed expansion and modification of the Refinery, a summary of which is included in the Offering Circular.

         "Project" means the expansion and modification of the Refinery pursuant to the Plans.

         "Project Completion Notice" has the meaning given to such term in
Section 5.4(c).

         "Refinery" means refinery owned and operated by TARC and located in St. Charles Parish, Louisiana, as more fully described in the Offering Circular.

         "Reserve Accounts" means the Contingency Reserve Account, the Feedstock Reserve Account and the Operating Reserve Account.

         "Revised UCC" means Uniform Commercial Code, Revised Article 8, Investment Securities (with Conforming and Miscellaneous Amendments to Articles 1, 3, 4, 5, 9 and 10), 1994 Official Text, as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 15, 1995; provided, however, that if and when the Revised UCC is enacted in the State of New York, "Revised UCC" shall mean the Revised UCC as enacted in the State of New York from time to time.

         "Special Purpose Disbursements" means Feedstock Disbursements, the Initial Disbursement, TARC Notes Disbursements, Operating Disbursements and Interest Disbursements.

         "Status Report" has the meaning given to such term in Section 3.2(b).

         "Substantial Completion" means with respect to the Project, Phase I, Phase II or any specified unit or component thereof, (a) the Mechanical Completion of the Project, Phase I, Phase II or such specified unit or component, as the case may be and (b) the completion of performance tests of the Project, Phase I, Phase II or such specified unit or component, as the case may be, that demonstrate





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performance in all material respects in accordance with the Plans.  Without limiting the generality of the foregoing, (a) Substantial Completion of Phase I shall include without limitation, the Mechanical Completion of the process units and supporting facilities set forth under the heading "Business of TARC -- Capital Improvement Program -- Phase I" in the Offering Circular and the demonstration to the reasonable satisfaction of the Construction Supervisor that for a period of at least fifteen consecutive days, the Refinery has sustained (i) the successful performance of the Delayed Coking Unit, the Hydrodesulfurization Unit and the Sulfur Recovery System, (ii) an average feedstock throughput level of at least 150,000 barrels per day and (iii) no net production of vacuum tower bottoms when using as input a combined feedstock slate with an average API Gravity of 22 degrees or less, (b) Substantial Completion of Phase II shall include without limitation, the Mechanical Completion of the process units and supporting facilities set forth under the heading "Business of TARC -- Capital Improvement Program -- Phase II" in the Offering Circular and the demonstration to the reasonable satisfaction of the Construction Supervisor that for a period of at least 72 uninterrupted hours, the Refinery has sustained (i) the successful performance of all of the facilities comprising Phase I plus the Fluid Catalytic Cracking (FCC) Unit, the FCC Flue Gas Scrubber and the Alkylation Unit, (ii) an average feedstock throughput level of at least 180,000 barrels per day, and (iii) average production yields (measured as the liquid volume percent of feedstock throughput) of refined products with a specific gravity of gasoline or lighter of at least 40% and of middle distillates or lighter of at least 70%, when using as input a combined Crude Unit feedstock slate with an average API Gravity of 22 degrees or less and (c) Substantial Completion of the Project shall mean the occurrence of both Substantial Completion of Phase I and Substantial Completion of Phase II.

         "TARC" has the meaning given to such term in the introductory paragraph hereof.

         "TARC Accounts" means the TARC Disbursement Account and the Interest Accumulation Account.

         "TARC Disbursement Account" has the meaning given to such term in
Section 4.2(a).

         "TARC Intercompany Loan Documents" has the meaning given to such term in the recitals hereof.

         "TARC Intercompany Note" has the meaning given to such term in the recitals hereof.

         "TARC Loan Agreement" has the meaning given to such term in the recitals hereof.

         "TARC Notes Disbursement" has the meaning given to such term in
Section 5.3(d).

         "TARC Security Agreement" means the Security and Pledge Agreement dated as of June 13, 1997 by and between TARC and TEC.

         "TEC" has the meaning given to such term in the introductory paragraph hereof.

         "TEC Accounts" means the TEC Disbursement Account, the Contingency Reserve Account, the Feedstock Reserve Account and the Operating Reserve Account.

         "TEC Certificate" has the meaning given to such term in Section 5.1.

         "TEC Disbursement Account" has the meaning given to such term in
Section 4.1(a).





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         "TEC Security Agreement" means the Security and Pledge Agreement dated as of June 13, 1997 by and between TEC and the Trustee.

         "TransTexas Dividend/Share Repurchase Program" means the dividend and share repurchase program (including without limitation the dividend and share repurchase program described in the Offering Circular) to be implemented by TransTexas, pursuant to which TransTexas will effect the payment of one or more dividends on the common stock of TransTexas or the redemption, acquisition or purchase, pursuant to a tender offer or any other transaction or mechanism, of any shares of common stock of TransTexas.

         "Trustee" means the trustee under the Indenture.

         SECTION 1.2 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II

                               DISBURSEMENT AGENT

         SECTION 2.1  Appointment and Duties.

                 (a) TEC and TARC acknowledge and agree that Firstar Bank of Minnesota, N.A. shall act as the Disbursement Agent under this Agreement, and that the Disbursement Agent is and will act as a "securities intermediary" (as defined in the Revised UCC) and as a "financial intermediary" (as defined in the New York UCC as in effect on the date hereof). TEC and TARC hereby authorize the Disbursement Agent to take such actions, exercise such powers and perform such duties as are expressly delegated to the Disbursement Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein, the Disbursement Agent shall not have any duties or responsibilities except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Disbursement Agent.

                 (b) The Disbursement Agent shall give written notice to TEC, TARC and the Construction Supervisor of any action taken by it hereunder (provided that no such notice need be given under circumstances in which TEC, TARC and the Construction Supervisor shall have received such notice by any other Person pursuant to the terms of any other document); such notice shall be given prior to the taking of such action, unless the Disbursement Agent determines that to do so would be detrimental to the interests of TEC, in which event such notice shall be given promptly after the taking of such action.

                 (c) The Disbursement Agent shall maintain appropriate books and records with respect to the Accounts in which shall be recorded all deposits and disbursements hereunder and any Investments made by the Disbursement Agent and shall permit TEC, TARC or any of their respective agents or representatives to inspect and to make copies of such books and records at TARC's sole cost and expense.

                 (d) The Disbursement Agent shall use its good faith efforts and utilize prudence in





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         performing its duties hereunder consistent with those of similar and prudent institutions disbursing disbursement control funds.

                 (e) On or prior to the last day of each calendar month, the Disbursement Agent shall deliver to each of TEC, TARC and the Construction Supervisor a reasonably detailed statement showing the balance of, disbursements from, reserves to, releases from and deposits to each of the Accounts.

         SECTION 2.2  Rights of Disbursement Agent.

                 (a) The Disbursement Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to rely on advice of counsel concerning all matters pertaining to such duties, and protected in respect of any action taken in good faith and in accordance with such advice.

                 (b) Neither the Disbursement Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to TEC for any recitals, statements, representations or warranties made by TARC or any officer thereof contained in any certificate, report, statement or other document referenced or provided for in, or received by the Disbursement Agent under or in connection with, this Agreement. The Disbursement Agent shall not be under any obligation to TEC to inspect the properties, books or records of TARC.

                 (c) The Disbursement Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to TARC), independent accountants and other experts selected by the Disbursement Agent. The Disbursement Agent shall be fully justified in failing or refusing to take any action hereunder if such action would, in the opinion of the Disbursement Agent, be contrary to law or the terms of this Agreement.

                 (d) The Disbursement Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Disbursement Agent has received written notice from TEC, TARC or the Trustee, describing such Event of Default and stating that such notice is a "notice of default." The Disbursement Agent shall take such action with respect to such Event of Default as shall be required by this Agreement. No provision of this Agreement shall require the Disbursement Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 2.3  Resignation and Removal of Disbursement Agent.

                 (a) Subject to the appointment and acceptance of a successor Disbursement Agent as provided below, the Disbursement Agent may, at any time, give a notice of resignation to TEC,





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         TARC and the Trustee.  Upon receipt of any such notice of resignation,
         TARC shall have the right to appoint a successor Disbursement Agent, which shall be a bank or trust company reasonably acceptable to TEC and the Trustee. If no successor Disbursement Agent shall have been appointed by TARC and shall have accepted such appointment within thirty (30) days after the retiring Disbursement Agent's giving of notice of resignation, then the retiring Disbursement Agent may appoint a successor Disbursement Agent, which shall be a bank or trust company reasonably acceptable to TEC, TARC and the Trustee.

                 (b) Each of TEC and TARC shall have the right, upon the expiration of thirty (30) days following delivery of written notice to the Disbursement Agent and the other party, to cause the Disbursement Agent to be relieved of its duties hereunder and to select a successor Disbursement Agent to serve hereunder, which shall be a bank or trust company reasonably acceptable to the other party.

                 (c) Upon the acceptance of any appointment as Disbursement Agent hereunder by a successor Disbursement Agent, (i) such successor Disbursement Agent, TEC, TARC, the Construction Supervisor and the Trustee shall enter into an agreement substantially identical to this Agreement, (ii) such agreement shall provide that such successor Disbursement Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Disbursement Agent, and that the retiring Disbursement Agent shall be discharged from its duties and obligations hereunder and (iii) the retiring Disbursement Agent shall promptly transfer all Collateral Investments (and other funds on deposit in the Accounts) within its possession or control to the possession or control of the successor Disbursement Agent and shall execute and deliver such notices, instructions and assignment as may be necessary to transfer the rights of the Disbursement Agent with respect to the Collateral (and such other funds) to the successor Disbursement Agent. After any retiring Disbursement Agent's resignation or removal hereunder as Disbursement Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Disbursement Agent.

         SECTION 2.4 Confirmations. The Disbursement Agent hereby confirms that (i) it is a "securities intermediary" within the meaning of such term in the Revised UCC, (ii) each of the Accounts is a "securities account" as such term in defined in Section 8-501(a) of the Revised UCC, (iii) the Disbursement Agent shall, subject to the terms of this Agreement, treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the account, (iv) all property delivered to the Disbursement Agent pursuant to this Agreement will be promptly credited to the appropriate Account in accordance with the terms hereof and (v) all securities or other property underlying any financial assets credited to the Accounts shall be registered in the name of the Disbursement Agent, endorsed to the Disbursement Agent or in blank or credited to another securities account maintained in the name of the Disbursement Agent.

         SECTION 2.5 "Financial Assets" Election. The Disbursement Agent hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to each of the Accounts shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Revised UCC.

         SECTION 2.6 Entitlement Orders. If at any time the Disbursement Agent shall receive an "entitlement order" (within the meaning of Section 8-102(a)(8) of the Revised UCC) issued by the Trustee and relating to any of the Accounts, the Disbursement Agent shall comply with such entitlement order





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without further consent by TEC, TARC or any other Person.

         SECTION 2.7 Representations, Warranties and Covenants of the Disbursement Agent. The Disbursement Agent hereby makes the following representations, warranties and covenants:

                 (a) Each of the Accounts will be maintained in the manner set forth herein until termination of this Agreement. The Disbursement Agent shall not change the name or account number of any of the Accounts without the prior written consent of the Trustee (in the case of the TEC Accounts) or TEC (in the case of the TARC Accounts).

                 (b) No financial asset is or will be registered in the name of TEC or TARC, payable to the order of TEC or TARC, or specially endorsed to TEC or TARC, except to the extent such financial asset has been endorsed to the Disbursement Agent or in blank.

                 (c) This Agreement is the valid and legally binding obligation of the Disbursement Agent.

                 (d) The Disbursement Agent has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to any of the Accounts and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8- 102(a)(8) of the Revised
         UCC) of such Person. The Disbursement Agent has not entered into any other agreement with TEC, TARC or the Trustee purporting to limit or condition the obligation of the Disbursement Agent to comply with entitlement orders as set forth in Section 2.6.

         SECTION 2.8 Notice of Adverse Claims. Except for the claims and interest of TEC, the Trustee and of TARC in the Accounts, the Disbursement Agent does not know of any claim to, or interest in, the Accounts or in any "financial asset" (as defined in Section 8-102(a) of the Revised UCC) credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any of the Accounts or in any financial asset carried therein, the Disbursement Agent will promptly notify TEC, the Trustee and TARC thereof.

         SECTION 2.9 Correspondence. The Disbursement Agent will promptly send copies of all statements, confirmations and other correspondence concerning the Accounts and/or any financial assets credited thereto simultaneously to each of TEC, TARC, the Construction Supervisor and the Trustee in accordance with Section 8.2.

         SECTION 2.10 Subordination of Lien; Waiver of Set-Off. In the event that the Disbursement Agent has or subsequently obtains by agreement, operation of law or otherwise a security interest in any of the Accounts or any security entitlement credited thereto, the Disbursement Agent hereby agrees that such security interest shall be subordinate to the security interests of the Trustee and of TEC as assigned to the Trustee. The financial assets and other items credited to the Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Trustee, except that the Disbursement Agent may set off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Accounts, and (ii) the face amount of any checks which have been credited to the Accounts but are subsequently returned unpaid because of uncollected or insufficient funds.





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                                  ARTICLE III

                            CONSTRUCTION SUPERVISOR

         SECTION 3.1 Appointment. TARC hereby designates and appoints Baker & O'Brien, Inc., as the Construction Supervisor under this Agreement, and authorizes the Construction Supervisor to take such actions, exercise such powers and perform such duties as are expressly delegated to the Construction Supervisor by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein, the Construction Supervisor shall not have any duties or responsibilities, except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Construction Supervisor.

         SECTION 3.2 Duties. In addition to those expressly set forth elsewhere in this Agreement, the Construction Supervisor shall have the following duties and responsibilities:

                 (a) The Construction Supervisor shall spend as much time at the site of the Project as it determines to be reasonably necessary to fulfill its duties hereunder but shall, in any event, inspect the Project at least once per calendar week.

                 (b) During the term of this Agreement, the Construction Supervisor shall deliver to the Disbursement Agent, TARC and TEC reasonably detailed written reports on the progress of work on the Project (each, a "Status Report"), at least once during each period of two consecutive calendar months beginning on January 1, March 1, May 1, July 1, September 1 and November 1 of each calendar year. Each Status Report shall include estimates as to (i) the total amount of additional expenditures required to be incurred in order to achieve Substantial Completion of Phase I (the "Phase I Completion Estimate") and, (ii) the total amount of additional expenditures required to be incurred in order to achieve Substantial Completion of Phase II (the "Phase II Completion Estimate"). Such estimates shall be based on estimates and reasonably detailed supporting documentation that TARC shall prepare and provide to the Construction Supervisor. The Construction Supervisor shall review such estimates prepared by TARC as well as such supporting documentation, and if the Construction Supervisor, in its sole judgment, believes that such estimates are reasonable, then the Construction Supervisor shall include such estimates in the Status Report; provided, however, that if the Construction Supervisor, in its sole judgment, does not believe that such estimates are reasonable, then the Construction Supervisor shall revise such estimates in order to produce estimates that it believes are reasonable, and shall include such revised estimates in the Status Report. If the Phase I Completion Estimate exceeds the difference between the Phase I Budgeted Amount and the aggregate amount of funds expended in connection with Phase I on or prior to the date of the Status Report, then the Status Report shall include an instruction to the Disbursement Agent to reserve from the TEC Disbursement Account to the Contingency Reserve Account an amount equal to the lesser of such excess and the total amount remaining in the TEC Disbursement Account. If the difference between the Phase I Budgeted Amount and the aggregate amount of funds expended in connection with Phase I on or prior to the date of the Status Report, exceeds the Phase I Completion Estimate, then the Status Report shall include an instruction to the Disbursement Agent to release from the Contingency Reserve Account to the TEC Disbursement Account an amount equal to the lesser of such excess and the positive difference, if any, between the total amount remaining in the Contingency Reserve Account and the Minimum Contingency Reserve Amount; provided, however, that such Status Report shall include an instruction to the Trustee to not release any funds from the Contingency





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
         Reserve Account to the TEC Disbursement Account, if such release would cause the total amount of funds in the Contingency Reserve Account to be less than the Minimum Contingency Reserve Amount.

                 (c) The Construction Supervisor shall review each Disbursement Certificate submitted by TARC. The Construction Supervisor shall deliver a Construction Supervisor Certificate to the Disbursement Agent approving a disbursement if and only if the Construction Supervisor determines that:

                          (i) such disbursement has been requested to (A)
                 reimburse TARC for a Budgeted Line Item or pay for any other disbursement contemplated in Section 5.3, (B) reimburse TARC for the cost of work that has been performed on the Project in accordance with the Plans, (C) reimburse TARC for the cost of goods or materials necessary for Substantial Completion of the Project that have been or will be delivered to the Project site, (D) reimburse TARC for the cost of progress payments that have been made pursuant to contracts with other Persons supplying goods or services to TARC that are necessary for Substantial Completion of the Project, or (E) reimburse TARC for the cost of deposits to secure letters of credit for goods or materials to be delivered to the Project site and used in the Project;

                          (ii) the reimbursement for which such disbursement is
                 requested does not cause the total expenditures for Phase II to exceed $129,000,000 prior to the delivery by the Construction Supervisor to the Disbursement Agent of a Coking Unit Completion Notice;

                          (iii) with respect to any such disbursement relating
                 to Phase II and requested prior to the delivery of a Coking Unit Completion Notice by the Construction Supervisor to the Disbursement Agent and TEC, after giving effect to such disbursement, there shall remain funds in the TEC Disbursement Account that are not reserved in any of the Reserve Accounts; and

                          (iv) the Construction Supervisor is satisfied, by
                 representations from TARC (unless the Construction Supervisor has reason to believe otherwise) or by any other means, that all of TARC's transactions in connection with the Project for which a disbursement is requested are arm's length transactions with unrelated, unaffiliated Persons or are on terms that are at least as favorable to TARC as the terms that could be obtained in a comparable transaction made on an arm's length basis with unrelated, unaffiliated Persons.

                 (d) Prior to approving any requested disbursement, the Construction Supervisor shall (i) review invoices for goods and services provided to the Project for which TARC seeks reimbursement from any of the Accounts, (ii) review all contracts of TARC pursuant to which TARC is required to make progress payments, estimated payments or deposits and for which TARC seeks a disbursement from any of the Accounts, (iii) review copies of all lien waivers and releases provided to TARC by its contractors and suppliers and (iv) review all other documents and information that the Construction Supervisor deems appropriate in order to determine the accuracy of the information set forth in the Disbursement Certificate.

                 (e) If the Construction Supervisor is unable to approve a disbursement within five (5) Business Days of receipt of the Disbursement Certificate, the Construction Supervisor shall give written notice to TARC, the Disbursement Agent and TEC to such effect.

         SECTION 3.3  Rights of Construction Supervisor.

                 (a) The Construction Supervisor may execute any of its duties under this Agreement by or through agents and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

                 (b) Neither the Construction Supervisor nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct).

                 (c) The Construction Supervisor shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to TARC), independent accountants and other experts selected by the Construction Supervisor. The Construction Supervisor shall be fully justified in failing or refusing to take any action hereunder if such action would, in the opinion of the Construction Supervisor, be contrary to law or the terms of this Agreement.

                 (d) If, with respect to a proposed action to be taken by it, the Construction Supervisor shall determine in good faith that the provisions of this Agreement relating to the functions or responsibilities or discretionary powers of the Construction Supervisor are or may be ambiguous or inconsistent, the Construction Supervisor shall notify TARC and TEC (identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent) and may decline either to perform such function or responsibility or to exercise such discretionary power unless it has received the written confirmation of TARC and TEC that it concurs in the circumstances that the action proposed to be taken by the Construction Supervisor is consistent with the terms of this Agreement or is otherwise appropriate.

         SECTION 3.4  Resignation and Removal of Construction Supervisor.

                 (a) Subject to the appointment and acceptance of a successor Construction Supervisor as provided below, the Construction Supervisor may, at any time, give a notice of resignation to TEC and TARC. Upon receipt of any such notice of resignation, TARC shall have the right to appoint a successor Construction Supervisor, which successor shall not be affiliated with, or under the control of, TARC or any of its affiliates. If no successor Construction Supervisor shall have been appointed by TARC and shall have accepted such appointment within thirty (30) days after the retiring Construction Supervisor's giving of notice of resignation, then the retiring Construction Supervisor may appoint a successor Construction Supervisor, which shall be (i) reasonably acceptable to TARC but not affiliated with, or under the control of, TARC or any of its affiliates or (ii) one of the alternate Construction Supervisors set forth on Schedule I hereto (each, an "Alternate").

                 (b) TARC and TEC shall each, individually, have the right, upon the expiration of thirty (30) days following delivery of written notice to the Construction Supervisor, TARC, TEC and the Disbursement Agent, to cause the Construction Supervisor to be relieved of its duties hereunder and to select a successor Construction Supervisor to serve hereunder, which shall be either (i) reasonably acceptable to the other party or (ii) one of the Alternates; provided, that the successor Construction Supervisor shall not be affiliated with or under the control of, TARC or any of its affiliates.

                 (c) Upon the acceptance of any appointment as Construction Supervisor hereunder by a successor Construction Supervisor, (i) such successor Construction Supervisor, the Disbursement Agent, TEC and TARC shall enter into an agreement substantially identical to this Agreement, and (ii) such agreement shall provide that such successor Construction Supervisor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Construction Supervisor, and that the retiring Construction Supervisor shall be discharged from its duties and obligations hereunder. After any retiring Construction Supervisor's resignation or removal hereunder as Construction Supervisor, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Construction Supervisor.

                                   ARTICLE IV

                                    ACCOUNTS

         SECTION 4.1  Establishment of the TEC Accounts.

                 (a) On the date hereof, TEC has opened and shall hereafter cause to be maintained with and at the corporate trust department of the Disbursement Agent a custodial account (the "TEC Disbursement Account") under the sole dominion and control of the Trustee, in the name of TEC but indicating the lien of the Trustee. Funds shall be released from the TEC Disbursement Account only in accordance with the provisions of Article V.

                 (b) TEC shall maintain with the Disbursement Agent a segregated subaccount of the TEC Disbursement Account (the "Contingency Reserve Account") under the sole dominion and control of the Trustee, in the name of TEC but indicating the lien of the Trustee. Funds shall be released from the Contingency Reserve Account only in accordance with the provisions of Section 4.4(b) and Article V.

                 (c) TEC shall maintain with the Disbursement Agent a segregated subaccount of the TEC Disbursement Account (the "Feedstock Reserve Account") in the name of TEC but indicating the lien of the Trustee. Funds shall be released from the Feedstock Reserve Account only in accordance with the provisions of Article V.

                 (d) TEC shall maintain with the Disbursement Agent a segregated subaccount of the TEC Disbursement Account (the "Operating Reserve Account") under the sole dominion and control of the Trustee, in the name of TEC but indicating the lien of the Trustee. Funds shall be released from the Operating Reserve Account only in accordance with the provisions of Article V.

         SECTION 4.2  Establishment of the TARC Accounts.

                 (a) On the date hereof, TARC has opened and shall hereafter cause to be maintained with and at the corporate trust department of the Disbursement Agent a separate custodial account (the "TARC Disbursement Account") under the sole dominion and control of the Trustee, in the name of TARC but indicating the lien of the Trustee as assignee. Funds shall be released from the TARC Disbursement Account only in accordance with the provisions of Article V.

                 (b) TARC shall maintain with the Disbursement Agent a separate custodial account (the "Interest Accumulation Account") under the sole dominion and control of the Trustee, in the name of TARC but indicating the lien of the Trustee as assignee. Funds shall be released from the Interest Accumulation Account only in accordance with the provisions of Article V.

         SECTION 4.3  Deposits to the Accounts.

                 (a) On the date hereof, TEC shall deposit $73,293,184.54 in the TEC Disbursement Account. Thereafter, TEC shall deposit promptly all funds that it receives pursuant to the TransTexas Dividend/Share Repurchase Program.

                 (b) On the date hereof, TARC shall deposit in the TARC Disbursement Account $135,100,255.92 out of the proceeds received by it from the loan made pursuant to the TARC Intercompany Loan Documents. Thereafter, TARC shall deposit promptly all funds that it receives pursuant to the TransTexas Dividend/Share Repurchase Program.

                 (c) TARC may deposit in the TARC Disbursement Account insurance proceeds in accordance with Section 4.6 of the Mortgage.

                 (d) TARC may deposit in the TARC Disbursement Account the Net Cash Proceeds from Asset Sales in accordance with Section 8.4 of the TARC Loan Agreement.

         SECTION 4.4  Reserves to and Releases from the Reserve Accounts.

                 (a) Initially, $25,500,000 of the amount deposited in the TEC Disbursement Account shall be reserved in the Operating Reserve Account. Upon any additional deposits to the TEC Disbursement Account pursuant to the provisions of Section 4.3(a), the amount of such additional deposits shall be reserved in the Contingency Reserve Account until the aggregate amount reserved therein equals the Minimum Contingency Reserve Amount, and thereafter, upon any additional deposits to the TEC Disbursement Account pursuant to the provisions of
         Section 4.3(a), the amount of such additional deposits shall be reserved in the Feedstock Reserve Account, until the aggregate amount reserved therein equals the difference between $50,000,000 and the aggregate amount of Feedstock Disbursements made on or prior to the date on which such amount is so reserved.

                 (b) Upon receipt of each Status Report, the Disbursement Agent shall comply promptly (or as promptly as practicable when funds become available in the appropriate Account) with the instructions, if any, therein regarding the reserve of funds from the TEC Disbursement Account to the Contingency Reserve Account or the release of funds from the Contingency Reserve Account to the TEC Disbursement Account. Upon delivery by the Construction Supervisor to the Disbursement Agent of a Coking Unit Completion Notice, the Disbursement

         Agent shall release from the Contingency Reserve Account to the TEC Disbursement Account all remaining funds in the Contingency Reserve Account.

         SECTION 4.5  Security Interest in the TEC Accounts.

                 (a) As security for the prompt and complete payment and performance in full of all obligations under the Indenture and the Notes, TEC has agreed, pursuant to the TEC Security Agreement, to grant to the Trustee a security interest in and a lien on and to pledge and assign to the Trustee all of its right, title and interest in and to the TEC Accounts and all funds and investments deposited therein.

                 (b) The Disbursement Agent acknowledges notice of, and consents to the terms and provisions of, the TEC Security Agreement and agrees that notwithstanding anything to the contrary in this or any other agreement relating to the TEC Accounts, the TEC Accounts are and will be subject to the terms and conditions of the TEC Security Agreement, will be held in trust on behalf of the Trustee and not commingled with any ordinary deposit or commercial bank account, will be maintained with the corporate trust department of the Disbursement Agent solely for the Trustee pursuant to the TEC Security Agreement and will be subject to the written instructions of the Trustee given in accordance with the TEC Security Agreement.

         SECTION 4.6  Security Interest in the TARC Accounts.

                 (a) As security for the prompt and complete payment and performance in full of all obligations under the TARC Intercompany Loan Documents, including without limitation the TARC Intercompany Note, TARC has agreed, pursuant to the TARC Security Agreement, to grant to TEC a security interest in and a lien on and to pledge and assign to TEC all of its right, title and interest in and to the TARC Accounts and all funds deposited therein. Furthermore, pursuant to the TEC Security Agreement, TEC has assigned its interest in any collateral securing the TARC Intercompany Note, including without limitation the TARC Accounts, to the Trustee.

                 (b) The Disbursement Agent acknowledges notice of, and consents to the terms and provisions of, the TARC Security Agreement and the TEC Security Agreement and agrees that notwithstanding anything to the contrary in this or any other agreement relating to the TARC Accounts, the TARC Accounts are and will be subject to the terms and conditions of the TARC Security Agreement and the TEC Security Agreement, will be held in trust on behalf of TEC and the Trustee and not commingled with any ordinary deposit or commercial bank account, will be maintained with the corporate trust department of the Disbursement Agent solely for TEC and the Trustee pursuant to the TARC Security Agreement and the TEC Security Agreement and will be subject to the written instructions of TEC and the Trustee given in accordance with the TARC Security Agreement and the TEC Security Agreement.

         SECTION 4.7  Certain Agreements with respect to the Accounts.

                 (a) In accordance with written instructions received from TARC, the Disbursement Agent shall, unless otherwise instructed by the Trustee, (i) invest amounts on deposit in each of the Accounts in such Cash Equivalents as TEC may select (in the case of the TEC Accounts) or as TARC may select (in the case of the TARC Accounts) and credit such Cash Equivalents to the respective Account, (ii) deposit and hold in the Interest Accumulation Account all interest paid on the Cash Equivalents referenced in clause (i) above and invest such interest in such Cash

         Equivalents as TARC may select and credit such Cash Equivalents to the respective Account, (iii) reinvest other proceeds of the Cash Equivalents referred to in clause (i) or (ii) above that may mature or be sold in such Cash Equivalents as TEC may select (in the case of the TEC Accounts) or as TARC may select (in the case of the TARC Accounts) and credit such Cash Equivalents to the respective Account (all the Cash Equivalents referenced in clauses (i) and (ii) above being, collectively, "Collateral Investments") and (iv) deposit and hold in the respective Accounts all proceeds that are not invested or reinvested in Collateral Investments.

                 (b) All disbursements and releases made pursuant to this Agreement shall be made by the Disbursement Agent irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and the Disbursement Agent will not seek to recover from TEC for any reason any such payment once made.

                 (c) All service charges and fees with respect to this Agreement or the Accounts shall be paid by TARC in accordance with the provisions of Section 6.1(d).

                 (d) The Trustee and TEC shall be entitled to exercise any and all rights of TARC in respect of the Accounts in accordance with the terms of the TEC Security Agreement and the TARC Security Agreement, respectively, and the Disbursement Agent shall comply with such exercise, subject to the provisions of Section 8.8.

         SECTION 4.8 Valuation of Accounts. For purposes of determining the value of any amounts in the Accounts, all Collateral Investments shall be valued at the lower of cost or market value.

                                   ARTICLE V

                        DISBURSEMENTS FROM THE ACCOUNTS

         SECTION 5.1 Priority Disbursements. At any time after the TARC Intercompany Note is due and payable, upon maturity, acceleration thereof or otherwise, funds in any of the Accounts specified by TEC shall be disbursed by the Disbursement Agent to any account specified by TEC, upon receipt of a certificate of TEC substantially in the form of Exhibit B hereto (each, a "TEC Certificate"), certifying that such amounts will be applied promptly in satisfaction of obligations of TARC under the TARC Intercompany Loan Documents.

         SECTION 5.2 Conditions to Disbursement of Funds. Funds in the Accounts shall be disbursed for the account of TARC pursuant to the provisions of Section 5.3(a) or Section 5.3(b) only upon satisfaction of each of the conditions set forth below in this Section 5.2. All other disbursements from the Accounts shall be made only upon satisfaction of each of the conditions set forth in Section 5.2(d) and Section 5.2(e).

                 (a) TARC shall have delivered to the Disbursement Agent, TEC and the Construction Supervisor a written notice substantially in the form of Exhibit C hereto (the "Disbursement Certificate"), specifying the amount and date of the requested disbursement. The Disbursement Certificate shall be executed by a duly authorized officer of TARC and shall be completed and certified to be accurate by TARC. The Disbursement Certificate shall specifically identify the nature of each expense.

                 (b) In addition to the copy of the Disbursement Certificate referenced above and the documents referenced therein (but without duplication), TARC shall have delivered, or caused the delivery, to TEC and the Construction Supervisor copies of invoices, purchase orders, contracts, delivery receipts, payroll ledgers and any further information or certificates required hereunder and such other information as TEC or the Construction Supervisor may from time to time reasonably require to determine the accuracy of the information set forth in the Disbursement Certificate.

                 (c) The Construction Supervisor shall have reviewed and approved the Disbursement Certificate and shall have sent a written notice substantially in the form of Exhibit D hereto (the "Construction Supervisor Certificate") to the Disbursement Agent and TEC confirming its approval.

                 (d) If the Project has been materially injured or damaged by fire or other casualty, funds equal to the amount of any insurance proceeds received in respect of such fire or other casualty shall have been deposited in the TARC Disbursement Account in accordance with the provisions of the Mortgage.

                 (e) An Event of Default shall not have occurred and be continuing.

         SECTION 5.3  Disbursements from the Accounts.

                 (a) To the extent that the amount of funds in the TARC Disbursement Account is greater than zero, all disbursements from the Accounts (other than Special Purpose Disbursements) shall be made out of the TARC Disbursement Account until the amount of funds in such account is exhausted, and thereafter, as long as the TEC Disbursement Account contains any funds that have not been reserved in any of the Reserve Accounts, all disbursements from the Accounts (other than Special Purpose Disbursements) shall be made from the TEC Disbursement Account out of funds that have not been reserved in any of the Reserve Accounts. If the amount of funds in the TEC Disbursement Account that has not been reserved in any of the Reserve Accounts is zero, disbursements from the Accounts (other than Special Purpose Disbursements) shall be made first from the Contingency Reserve Account, until the amount of funds therein is exhausted, and second from the Feedstock Reserve Account, until the amount of funds therein is exhausted, third from the Operating Account, until the amount of funds therein is exhausted and fourth from the Interest Accumulation Account, until the amount of funds therein is exhausted.

                 (b) Disbursements of funds specified in a Disbursement Certificate for the purchase of feedstock to be used in the start up and subsequent operation of the Delayed Coking Unit and/or Phase I ("Feedstock Disbursements") shall be made out of the Feedstock Reserve Account; provided, that the Construction Supervisor shall have previously delivered either a Coking Unit Completion Notice or a Phase I Completion Notice to the Disbursement Agent.

                 (c) Notwithstanding any provision hereof to the contrary, on the first Business Day after the initial deposit of funds into the TARC Disbursement Account, the Disbursement Agent shall make a disbursement (the "Initial Disbursement") to TARC in the amount of $32,000,000 from the TARC Disbursement Account; provided, that the Disbursement Agent has received a certificate of a duly authorized officer of TARC certifying that at least $25,000,000 of the Initial Disbursement shall be applied towards the construction of the Project and that the remainder of the Initial Disbursement shall be applied towards the payment of outstanding accounts payable.

                 (d) Disbursements ("TARC Notes Disbursements") of funds specified in a Disbursement Certificate for the payment of interest on, or the redemption, purchase, defeasance or other retirement of, any or all of TARC's Guaranteed First Mortgage Discount Notes due 2002 or TARC's Guaranteed First Mortgage Notes due 2002 (collectively, "TARC Notes") shall be made out of the TARC Disbursement Account.

                 (e) If requested by TARC pursuant to a Disbursement Certificate, once during each calendar month, the Disbursement Agent shall make a disbursement from the Operating Reserve Account (an "Operating Disbursement") to TARC in the amount requested by TARC (or such lesser amount as may be reserved in the Operating Reserve Account); provided, that the amount of each Operating Disbursement may not exceed $1,500,000 (or $4,500,000 if such amount is to be disbursed in December 1997); provided, further, that if less than $1,500,000 is disbursed pursuant to this Section 5.3(e) in any calendar month (or less than $4,500,000 is disbursed in December 1997), then each such difference shall be carried forward and shall be added to the amounts that may be disbursed pursuant to this Section 5.3(e) in one or more subsequent months.

                 (f) If requested by TARC or TEC, the Disbursement Agent shall make disbursements from the Interest Accumulation Account (an "Interest Disbursement") to TARC or TEC, as the case may be, in the amount requested by such party (or such lesser amount as may be on deposit in the Interest Accumulation Account);

                 (g) Subject to the terms and conditions of the TARC Security Agreement and the TEC Security Agreement, the Disbursement Agent shall sell all or such portion of the investments held in the appropriate Accounts (with the investments having the shortest maturities sold first) as shall be necessary to fund the requested disbursement in accordance with the terms hereof and in accordance with written instructions of TEC or TARC, as the case may be, delivered to the Disbursement Agent at least one Business Day prior to any proposed Date of Disbursement.

                 (h) Subject to the provisions of this Section 5.3, if TARC has delivered a Disbursement Certificate with all required supporting information, the Construction Supervisor has delivered a Construction Supervisor Certificate and the other conditions specified in Section 5.2 have been satisfied, the Disbursement Agent shall make the requested disbursement from the appropriate Account by the later to occur of (i) the requested Date of Disbursement or (ii) the second Business Day after satisfaction of all such conditions.

         SECTION 5.4  Completion of the Project.

                 (a) Upon Mechanical Completion (in accordance with the Plans) of the Delayed Coking Unit, the Hydrodesulfurization Unit and the related Sulfur Recovery System (with a capacity of 160 long tons per day), all of which are included within Phase I and described in the Plans, TARC shall give written notice of such Mechanical Completion to the Construction Supervisor. Promptly after receipt of such notice, the Construction Supervisor shall determine, by whatever means it deems appropriate, whether it agrees that such Mechanical Completion has occurred, and if the Construction Supervisor so agrees, then the Construction Supervisor shall provide prompt written notice of such Mechanical Completion (a "Coking Unit Completion Notice") to the Disbursement Agent and TEC.

                 (b) Upon Substantial Completion (in accordance with the Plans) of Phase I, TARC shall give written notice of such Substantial Completion to the Construction Supervisor.

         Promptly after receipt of such notice, the Construction Supervisor shall determine, by whatever means it deems appropriate, whether it agrees that such Substantial Completion has occurred, and if the Construction Supervisor so agrees, then the Construction Supervisor shall provide prompt written notice of such Substantial Completion (a "Phase I Completion Notice") to the Disbursement Agent and TEC.

                 (c) Upon Substantial Completion (in accordance with the Plans) of the Project, TARC shall give written notice of such Substantial Completion to the Construction Supervisor. Promptly after receipt of such notice, the Construction Supervisor shall determine, by whatever means it deems appropriate, whether it agrees that such Substantial Completion has occurred, and if the Construction Supervisor so agrees, then the Construction Supervisor shall provide prompt written notice of such Substantial Completion (a "Project Completion Notice") to the Disbursement Agent and TEC.

                 (d) If the Construction Supervisor has provided a Project Completion Notice to the Disbursement Agent and TEC and either (i) sixty-five (65) days have passed since the date of such Project Completion Notice and TARC has furnished to the Disbursement Agent and TEC a clear lien and privilege certificate, dated after such sixty-five (65) days have passed, from the St. Charles Parish Clerk of Court, reflecting no outstanding mechanic's or materialman's liens with respect to the Project, or (ii) TARC has obtained an endorsement to its title policy for the Mortgage Property affirmatively insuring against all liens that may be asserted with respect to the Project and has delivered evidence of such endorsement to the Disbursement Agent and TEC, then, within five (5) days after the satisfaction of such conditions, the Disbursement Agent shall liquidate all investments in the Accounts and release all amounts remaining on deposit in the Accounts to TARC in accordance with written instructions provided by TARC. The date of such release shall be the "Final Disbursement Date."

                                   ARTICLE VI

                           COVENANTS OF TARC AND TEC

         SECTION 6.1  Covenants of TARC.

                 (a) Copies of the Contracts, Etc. TARC shall deliver to the Construction Supervisor and, upon the request of the Disbursement Agent or TEC, to the Disbursement Agent or TEC (i) as promptly as practicable, and in any event no later than five (5) Business Days after the execution thereof, copies of any contract for work or materials for the Project, or series of related contracts for substantially the same work or materials, with payments in an amount equal to or in excess of $100,000, together with all amendments and modifications thereto, and, upon the request of the Disbursement Agent, TEC or the Construction Supervisor, copies of any other contracts for work or materials for the Project, and (ii) as promptly as practicable, copies of all work permits, building permits and other required permits.

                 (b) Access to Information. TARC shall permit and cause each of its Subsidiaries to permit the Construction Supervisor, TEC and the Disbursement Agent on reasonable notice and at such times as shall be reasonably requested (i) to inspect the Plans and the Budget,
         (ii) to inspect and review (and receive copies of, if requested) (A) all contracts relating to the Project, (B) all books and records of TARC and any of its Subsidiaries related to the Project and (C) such other information as such Person shall reasonably request relating to the Project, including copies of receipts, invoices and other supporting documentation to substantiate the costs to be paid from the proceeds of any requested disbursement hereunder, (iii) to attend any job progress meetings and
         (iv) to discuss the Project and other matters related thereto with any Project engineer, any contractor or subcontractor performing work or supplying material for the Project or any employee of TARC and its Subsidiaries.

                 (c) Delivery of Prepaid Goods and Materials. TARC shall cause all goods and materials paid for with funds disbursed from any of the Accounts to be delivered to (to the extent TARC controls such delivery), and used in, the Project in due course in accordance with the Plans or cause such goods and materials to be (i) sold for cash and the proceeds of such sale deposited in the TARC Disbursement Account or (ii) exchanged for other goods and materials that are delivered to, and used in, the Project, in the case of each of clause
         (i) and (ii) above, to the extent not prohibited pursuant to the terms of the TARC Intercompany Loan Agreement.

                 (d) Payment of Fees and Expenses. TARC shall promptly, but no later than thirty (30) days after its receipt of an invoice, pay the reasonable fees and expenses of the Disbursement Agent and the Construction Supervisor in connection with this Agreement. To the extent available, such fees and expenses may be paid through the TARC Disbursement Account or the TEC Disbursement Account by including such amounts in a Disbursement Certificate.

         SECTION 6.2 Covenants of TEC. TEC shall give prompt written notice to the Disbursement Agent upon (i) the occurrence of an Event of Default known to it and (ii) upon cure or waiver of any such Event of Default known to it.

                                  ARTICLE VII

                                  ARBITRATION

         SECTION 7.1 Arbitration. Any disagreement with respect to the release of funds from any of the Accounts, or any related disagreement with respect to the construction, meaning or effect of this Agreement, arising out of this Agreement or concerning the rights or obligations of the parties hereunder shall be submitted to arbitration, one arbitrator to be chosen by TARC, one by the Construction Supervisor, and a third to be chosen by the first two arbitrators before they enter into arbitration. The arbitrators shall be impartial and shall be active or retired persons with experience in construction, development and/or construction lending. The third arbitrator chosen by the first two arbitrators shall also have experience in the petroleum refining, energy or petrochemical industry.

         In the event that either party should fail to choose an arbitrator within fifteen (15) days following a written request by the other party to enter into arbitration, the requesting party may choose two arbitrators who shall, in turn, choose the third arbitrator. If the first two arbitrators have not chosen a third arbitrator at the end of fifteen (15) days following the last day of the selection of the first two arbitrators, each of the first two arbitrators shall name three candidates, of whom the other arbitrator shall eliminate two, and the determination of the third arbitrator shall be made from the remaining two candidates by drawing lots. Each party shall present its case to the arbitrators within fifteen (15) days following the date of the appointment of the third arbitrator. The decision of a majority of the three arbitrators shall be final and binding upon both parties. Judgment may be entered upon the arbitration award in any court having jurisdiction. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other the expense of the third arbitrator and of the arbitration. In the event that the two arbitrators are chosen by one party, as above provided, the expense of the arbitrators and the arbitration shall be equally divided between the two parties. Any such arbitration shall take place in New Orleans, Louisiana unless some other location is mutually agreed upon by the parties. The arbitrators shall resolve any dispute arising hereunder in a manner consistent with the intent of the parties as expressed in this Agreement. The arbitrators shall not award any punitive, consequential or exemplary damages or any amount in excess of the amount to be released from the Accounts. All awards by the arbitrators shall be payable solely from the amounts on deposit in the Accounts.

                                  ARTICLE VIII

                                 MISCELLANEOUS

         SECTION 8.1 Amendments, Etc. No amendment, modification or waiver of any provisions of this Agreement may be made except by written agreement of the parties hereto.

         SECTION 8.2 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telex, by facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         To the Disbursement Agent:

         Firstar Bank of Minnesota, N.A.
         Corporate Trust Department
         101 East Fifth Street, 12th Floor
         St. Paul, Minnesota 55101-1860
         Facsimile: (612) 229-6415
         Attention: Frank Leslie


         To TEC:

         TransAmerican Energy Corporation
         1300 North Sam Houston Parkway East, Suite 310
         Houston, Texas  77032-2949
         Facsimile:  (281) 986-8865
         Attention:  Ed Donahue

         with a copy to:


         Gardere & Wynne, L.L.P.
         1601 Elm Street, Suite 3000
         Dallas, Texas  75201
         Facsimile:  (214) 999-4667
         Attention:  C. Robert Butterfield

         To the Construction Supervisor:

         Baker & O'Brien, Inc.
         7557 Rambler Road, Suite 200 LB 85
         Dallas, Texas  75231
         Facsimile:  (214) 368-0190
         Attention:  John O'Brien

         To TARC:

         TransAmerican Refining Corporation
         1300 North Sam Houston Parkway East, Suite 310
         Houston, Texas  77032-2949
         Facsimile:  (281) 986-8865
         Attention:  Ed Donahue

         with a copy to:

         Gardere & Wynne, L.L.P.
         1601 Elm Street, Suite 3000
         Dallas, Texas  75201
         Facsimile:  (214) 999-4667
         Attention:  C. Robert Butterfield

         Any party hereto may by notice to each other party designate such additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; five calendar days after mailing, if sent by registered or certified mail; and one business day after mailing, if sent by overnight delivery service (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         SECTION 8.3 No Waiver, Remedies. No failure on the part of the Disbursement Agent, TEC or any Holder to exercise, and no delay in exercising, any right under any Security Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

         SECTION 8.4  Indemnity and Expenses.

                 (a) TARC agrees to indemnify the Disbursement Agent and the Construction Supervisor, and their officers, directors, employees, agents, attorneys-in-fact and affiliates (the "Indemnified Parties"), from and against any and all claims, losses and liabilities directly or indirectly caused by, related to or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from (i) valid claims of TARC against such Indemnified Party arising out of a breach of this Agreement by such Indemnified Party or (ii) such Indemnified Party's bad faith, gross negligence or willful misconduct, in either case, as determined by a final judgment of a court of competent jurisdiction.

                 (b) TARC shall, promptly upon demand but no later than thirty (30) days after its receipt of an invoice, pay to the Disbursement Agent and the Construction Supervisor the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Disbursement Agent, TEC or the Construction Supervisor may incur in connection with (i) this Agreement, (ii) the exercise or enforcement of any rights hereunder or (iii) the failure by TARC to perform or observe any of the provisions hereof.

                 (c) The issuance of a Construction Supervisor's Certificate or the making of any disbursement from any of the Accounts or part thereof shall not constitute an approval or acceptance of the work or material by TEC, the Construction Supervisor or the Disbursement Agent, nor shall it give rise to any liability or responsibility related to:

                          (i) the quality of the work, the quantity of the work, the rate or progress in completion of the work, or the sufficiency of materials or labor being supplied in connection therewith; and

                          (ii) any errors, omissions, inconsistencies or other defects of any nature in the Plans.

                 (d) Any inspection of the work that either TEC, the Disbursement Agent or the Construction Supervisor may choose to make, whether through any consulting engineer, agent or employee or officer, during the progress of the work shall be solely for TEC's, the Disbursement Agent's or the Construction Supervisor's information, and under no circumstances will any such inspection be deemed to have been made for the purpose of supervising or superintending the work or for the information or protection of any right or interest of any Persons other than TEC, the Disbursement Agent, the Construction Supervisor or the Holders.

                 (e) In no event shall TEC, the Disbursement Agent or the Construction Supervisor be liable for any Liens that may be filed by third parties against the Project.

         SECTION 8.5 Execution in Counterparts. This Agreement may be executed in any number of separate counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 8.6 Relationship of Disbursement Agent. The Disbursement Agent shall not be under any responsibility in respect of the validity or sufficiency of this Agreement or the execution and delivery hereof or in respect of the validity or sufficiency of any document or agreement delivered in connection herewith, including, but not limited to, any document or agreement the forms of which are attached hereto as Exhibits to this Agreement. The Disbursement Agent shall not be accountable for the use or application of the funds in the Accounts or for disbursements therefrom, except as set forth in this Agreement.

         SECTION 8.7 Governing Law; Submission to Jurisdiction, Waiver of Jury Trial; Etc. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. EACH OF THE PARTIES HERETO (OTHER

THAN THE DISBURSEMENT AGENT) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO (OTHER THAN THE DISBURSEMENT AGENT) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO (OTHER THAN THE DISBURSEMENT AGENT) IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS OF SUCH PARTY SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE DISBURSEMENT AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE OTHER PARTIES HERETO IN ANY OTHER JURISDICTION.

         SECTION 8.8 Certain Rights. None of the Disbursement Agent, the Trustee, the Construction Supervisor, TEC and TARC shall have any rights with respect to the Accounts, except as specifically set forth in the TARC Loan Agreement, the TEC Security Agreement, the TARC Security Agreement and this Agreement. If at any time the Disbursement Agent shall receive a notice, order or instruction from any Person, which conflicts with a notice, order or instruction given by the Trustee, the Trustee's notice, order or instruction shall always prevail. All provisions of this Agreement are subject to the foregoing sentence.

         SECTION 8.9 Confidentiality. The parties agree that they and their employees have maintained and will maintain, in confidence, all data, summaries, reports or information of all kinds, whether oral or written, provided pursuant to this Agreement or acquired or developed in any manner from any party's personnel or files (the "Confidential Information"), and that they have not and will not reveal the same to any persons not employed by the party from whom such information was obtained except: (a) at the written direction of such party; (b) to the extent necessary to comply with the law, reporting requirements imposed by the Securities and Exchange Commission or in connection with any arbitration proceeding, or the valid order of a court of competent jurisdiction, in which event the disclosing party shall so notify the party from whom such information was obtained as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information; (c) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys, and such parent company, auditors and attorneys agree to be bound by the provisions of this Section; (d) in order to enforce any of its rights pursuant to, or in any other dispute with respect to, this Agreement; (e) if, at the time of disclosure to the recipient, the Confidential Information is in the public domain; (f) if, after disclosure to the recipient, the Confidential Information becomes part of the public domain by written publication through no fault of the recipient; or (g) to any one or more holders of Notes and their representatives and agents.

         SECTION 8.10 Termination. This Agreement shall terminate automatically thirty (30) days following disbursement of all funds remaining in the Accounts.

         SECTION 8.11 Invalidity. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, it is the intent of the parties hereto that such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provisions shall be construed as if it were written so as to effectuate to the maximum extent possible, the intent of the parties hereto.

         SECTION 8.12 Assignment. This Agreement is personal to the parties hereto, and the rights and duties hereunder of any party hereto shall not be assignable, except with the prior written consent of the other parties hereto or as described in Section 2.3 or in Section 2.4; provided, however, that the rights and obligations of TEC hereunder may be assigned to the Trustee in accordance with the provisions of the TEC Security Agreement. In any event, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

         SECTION 8.13 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may only be amended as provided herein.

         SECTION 8.14 Captions. Captions in this Agreement are for convenience only and shall not be considered or referenced in resolving questions of interpretation of this Agreement.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                  TRANSAMERICAN REFINING CORPORATION


                                  By:
                                           ------------------------------------
                                  Name:
                                           ------------------------------------
                                  Title:
                                           ------------------------------------


                                  TRANSAMERICAN ENERGY CORPORATION


                                  By:
                                           ------------------------------------
                                  Name:
                                           ------------------------------------
                                  Title:
                                           ------------------------------------


                                  FIRSTAR BANK OF MINNESOTA, N.A.,
                                  as Disbursement Agent


                                  By:
                                           ------------------------------------
                                  Name:
                                           ------------------------------------
                                  Title:
                                           ------------------------------------


                                  FIRSTAR BANK OF MINNESOTA, N.A.,
                                  as Trustee


                                  By:
                                           ------------------------------------
                                  Name:
                                           ------------------------------------
                                  Title:
                                           ------------------------------------



                                  BAKER & O'BRIEN, INC.,
                                  as Construction Supervisor


                                  By:
                                           ------------------------------------
                                  Name:
                                           ------------------------------------
                                  Title:
                                           ------------------------------------

                                                                        Schedule I
                      Alternate Construction Supervisors
                      ----------------------------------
Muse, Stancil & Company                            Pace Consultants
3131 McKinney Avenue, Suite 100                    4848 Loop Central Drive
Dallas, TX  75204                                  Houston, TX  77081

Ernst & Young / Wright Killen & Company            Arthur D. Little
5847 San Felipe, Suite 3300                        1001 Fannin, Suite 2050
Houston, TX  77057-3067                            Houston, TX  77002-6678

Purvin & Gertz                                     Bechtel Corporation
600 Travis, Suite 2150                             3000 Post Oak Blvd.
Houston, TX  77002                                 Houston, TX  77056

Bonner & Moore Associates                          Foster Wheeler Engineering Co.
2727 Allen Parkway                                 2020 Dairy Ashford Avenue
Houston, TX  77019                                 Houston, TX  77002

                                                                      Exhibit A


                                                  Budget
                                                  ------

                                               Expenditures                  Daily Capacity
                                               to Complete                   --------------
                                               -----------                   (BPD)
                                               (dollars in millions)
PHASE 1:
         Crude Unit . . . . . . . . . . . . .     $   3                         200,000
         Delayed Coking Unit  . . . . . . . .        27                          75,000
         Naphtha Pretreater . . . . . . . . .        12                          30,000
         No. 2 Reformer . . . . . . . . . . .         9                          12,000
         HDS Unit . . . . . . . . . . . . . .        24                          60,000
         Sulfur Recovery System . . . . . . .        53                             370 (1)
         Offsite Facilities/Tankage . . . . .        46                             N/A
         Other    . . . . . . . . . . . . . .         3                             N/A
         Engineering and Administrative . . .         7                             N/A
         Contingencies (2)  . . . . . . . . .        39                             N/A
                                                     --
         Total Phase I  . . . . . . . . . . .      $223

PHASE II:
         FCC Unit . . . . . . . . . . . . . .       115                         100,000
         FCC Flue Gas Scrubber  . . . . . . .        14                             N/A
         Alkylation Unit  . . . . . . . . . .        24                          26,000
         Offsite Facilities/Tankage . . . . .        26                             N/A
         Other    . . . . . . . . . . . . . .         2                             N/A
         Engineering and Administrative . . .         3                             N/A
          Contingencies (2) . . . . . . . . .        20                             N/A
                                                     --
                 Total Phase II . . . . . . .       204
                                                    ---
                 Total Phase I and
                   Phase II . . . . . . . . .      $427
                                                   ====

-------------------------------

(1) Units are LT/D. Capacity can be increased to 510 LT/D with oxygen enrichment.

(2) To the extent expenditures exceed the approved capital budget for a unit or units, the contingencies portion of the budget will be allocated to specific units.

                                                                       Exhibit B

                           [Form of TEC Certificate]

                                     [Date]

Firstar Bank of Minnesota, N.A.,
  as Disbursement Agent under the Disbursement
  Agreement referenced below
Corporate Trust Department
101 East Fifth Street, 12th Floor
St. Paul, Minnesota 55101-1860
Attention: Frank Leslie

TransAmerican Refining Corporation
1300 North Sam Houston Parkway East, Suite 310
Houston, Texas  77032-2949
Attention:  Ed Donahue

Baker & O'Brien, Inc.,
  as Construction Supervisor under the Disbursement
  Agreement referenced below
7557 Rambler Road, Suite 200 LB 85
Dallas, Texas  75231
Facsimile:  (214) 368-0190
Attention:  John O'Brien


Ladies and Gentlemen:

                 We refer to (i) the Disbursement Agreement dated as of June 13, 1997 (as amended, supplemented or otherwise modified from time to time, the "Disbursement Agreement") among TransAmerican Refining Corporation, a Texas corporation ("TARC"), TransAmerican Energy Corporation, a Delaware corporation ("TEC"), Firstar Bank of Minnesota, N.A., as Disbursement Agent, Firstar Bank of Minnesota, N.A., as Trustee, and Baker & O'Brien, Inc., as Construction Supervisor, and (ii) the Loan Agreement dated as of June 13, 1997 (as amended, supplemented or otherwise modified from time to time, the "TARC Loan Agreement") between TEC and TARC. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Disbursement Agreement and the TARC Loan Agreement.

                 TEC hereby requests that the Disbursement Agent disburse funds from the Accounts in an aggregate amount equal to $__________, on _____________ (the "Date of Disbursement"). In connection with the requested disbursement of funds, TEC hereby represents, warrants and certifies that such funds will be applied promptly to the satisfaction of TARC's obligations under the TARC Intercompany Loan Documents. Such disbursement is to be made by liquidating investments in the Accounts and making payment to TEC in accordance with the following procedures and instructions:

[Insert procedures and instructions]


                                            TRANSAMERICAN ENERGY CORPORATION


                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------

                                                                       Exhibit C
                       [Form of Disbursement Certificate]

                        DISBURSEMENT CERTIFICATE NO. ___

                                     [Date]

Firstar Bank of Minnesota, N.A.,
  as Disbursement Agent under the Disbursement
  Agreement referenced below
Corporate Trust Department
101 East Fifth Street, 12th Floor
St. Paul, Minnesota 55101-1860
Attention: Frank Leslie

TransAmerican Energy Corporation
1300 North Sam Houston Parkway East, Suite 310
Houston, Texas 77032-2949
Attention: Ed Donahue

Baker & O'Brien, Inc.,
  as Construction Supervisor under the Disbursement
  Agreement referenced below
7557 Rambler Road, Suite 200 LB 85
Dallas, Texas  75231
Facsimile:  (214) 368-0190
Attention:  John O'Brien


Ladies and Gentlemen:

                 We refer to (i) the Disbursement Agreement dated as of June 13, 1997 (as amended, supplemented or otherwise modified from time to time, the "Disbursement Agreement") among TransAmerican Refining Corporation, a Texas corporation ("TARC"), TransAmerican Energy Corporation, a Delaware corporation ("TEC"), Firstar Bank of Minnesota, N.A., as Disbursement Agent, Firstar Bank of Minnesota, N.A., as Trustee, and Baker & O'Brien, Inc., as Construction Supervisor, and (ii) the Loan Agreement dated as of June 13, 1997 (as amended, supplemented or otherwise modified from time to time, the "TARC Loan Agreement") between TEC and TARC. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Disbursement Agreement and the TARC Loan Agreement.

                 TARC hereby requests that the Construction Supervisor approve the disbursement of, and the Disbursement Agent disburse, funds from the Account specified below in an aggregate amount equal to $__________, on ________ __, ____ (the "Date of Disbursement"). Such funds will be used as follows (with specific reference to each line item in the Budget, the amount requested to be disbursed for such line item, the amount previously disbursed in respect of the same line item and whether such funds will be expended in connection with Phase I or Phase II):

[Insert specification of use of funds]

                 The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the Date of Disbursement:

                 (a) No event has occurred and is continuing that constitutes an Event of Default under the TARC Loan Agreement and no Event of Default under the TARC Loan Agreement would result from such disbursement or from the application of the proceeds thereof.

                 (b) All work and materials for which disbursement is requested hereunder conform in all material respects with the Plans.

                 (c) The amount of the requested disbursement has been incurred for costs of the Project. This disbursement is requested expressly for the purpose of reimbursing TARC for actual expenditures on the Project. TARC has provided to the Construction Supervisor access to supporting invoices, receipts and other documentation for all costs relating to the Project for which this disbursement is requested.

                 (d) All amounts due and payable to any of our contractors or suppliers in connection with the Project have been paid in full or are not overdue or are being contested in good faith in appropriate proceedings. We have used commercially reasonable efforts to cause each such contractor and supplier that has completed work in connection with the Project to provide lien waivers and releases and subordination agreements to the Disbursement Agent, the Construction Supervisor and TEC. Attached hereto are true, correct and complete copies of all such lien waivers and releases provided to us by such contractors and suppliers not heretofore delivered to the Disbursement Agent, the Construction Supervisor and TEC.

                 (e) Attached hereto is an endorsement to TARC's title policy for the Project site indicating that, as of a date not more than three months prior hereto, there has been no change in the state of title with respect to the Project site except for changes that are permitted by the Indenture and the Mortgage.

                 (f) Attached hereto is evidence of the insurance coverage required by the Indenture, the TARC Security Agreement and the Mortgage (if different from the coverage reflected in evidence of insurance previously provided in connection with a Disbursement Certificate).

                 (g) TARC has received all authorizations, approvals, permits and licenses from governmental authorities that are required, as of the date hereof, for the Project; all work on the Project as of the date hereof has been performed substantially in accordance with applicable laws; and set forth below is a summary of each governmental authorization, approval, permit and license related to the Project that has been applied for, obtained, amended, challenged, revoked or terminated since the date of the last Disbursement Certificate.

                 (h) Phase I is proceeding in such a manner that it is estimated to be completed by ______________, and Phase II is proceeding in such a manner that it is estimated to be completed by
         ______________.

                 (i) A copy of this Disbursement Certificate and the attached documentation have been delivered to TEC and the Construction Supervisor at their respective addresses for notices as set forth in the Disbursement Agreement.

                 (j) All conditions to this disbursement have been met in accordance with the terms of the Disbursement Agreement.


                                            TRANSAMERICAN REFINING CORPORATION


                                            By:
                                                   ----------------------------
                                            Name:
                                                   ----------------------------
                                            Title:
                                                   ----------------------------

                                                                       Exhibit D
                 [Form of Construction Supervisor Certificate]



                                     [Date]

Firstar Bank of Minnesota, N.A.,
  as Disbursement Agent under the Disbursement
  Agreement referenced below
Corporate Trust Department
101 East Fifth Street, 12th Floor
St. Paul, Minnesota 55101-1860
Attention: Frank Leslie

TransAmerican Energy Corporation
1300 North Sam Houston Parkway East, Suite 310
Houston, Texas 77032-2949
Attention: Ed Donahue

TransAmerican Refining Corporation
1300 North Sam Houston Parkway East, Suite 310
Houston, Texas  77032-2949
Attention:  Ed Donahue


                 Re: Disbursement Certificate No. [____].


Ladies and Gentlemen:

                 We refer to (i) the Disbursement Agreement dated as of June 13, 1997 (as amended, supplemented or otherwise modified from time to time, the "Disbursement Agreement") among TransAmerican Refining Corporation, a Texas corporation ("TARC"), TransAmerican Energy Corporation, a Delaware corporation ("TEC"), Firstar Bank of Minnesota, N.A., as Disbursement Agent, Firstar Bank of Minnesota, N.A., as Trustee, and Baker & O'Brien, Inc., as Construction Supervisor, and (ii) the Loan Agreement dated as of June 13, 1997 (as amended, supplemented or otherwise modified from time to time, the "TARC Loan Agreement") between TEC and TARC. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Disbursement Agreement and the TARC Loan Agreement.

                 The Construction Supervisor has reviewed (i) from time to time, and within the last calendar week, the progress of construction of the Project and (ii) Disbursement Certificate No. ____.





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
Our review and observations were performed in accordance with generally accepted technical consulting practice and included such investigations, observations and review as we in our professional capacity deemed necessary under the circumstances within the scope of our service. Except as required by
Section 3.2 of the Disbursement Agreement, we have relied upon statements and representations of TARC set forth in Disbursement Certificate No. ___ and have not independently verified the accuracy or completeness of such statements and representations. With respect to TARC's request for disbursement of funds pursuant to Disbursement Certificate No. ___, the Construction Supervisor hereby (i) approves such request to the extent of $_____________ and (ii) rejects such request to the extent of $_____________ for the following reasons:

[insert reasons for rejection of request]



                                            BAKER & O'BRIEN, INC.,
                                            as Construction Supervisor under
                                            the Disbursement Agreement


                                            By:
                                                   ---------------------------
                                            Name:
                                                   ---------------------------
                                            Title:
                                                   ---------------------------




                                      D-2